Exhibit (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 14 to the registration statement (No. 2-86271) on Form N-1A (the "Registration Statement") of our reports dated November 8, 1996 relating to the financial statements and financial highlights of State Street Research Capital Fund, State Street Research Emerging Growth Fund (formerly, State Street Research Small Capitalization Growth Fund) and State Street Research Aurora Fund (formerly, State Street Research Small Capitalization Value Fund) (each a series of State Street Research Capital Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our reports into the Prospectuses which constitute part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectuses.



/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Boston, Massachusetts
January 21, 1997